EXHIBIT 23.1

Sharing Economy International Inc.

No. 85 Castle Peak Road,

Castle Peak Bay

Tuen Mun, N.T., Hong Kong

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement on Form S-1 of Sharing Economy International Inc. of our report dated April 16, 2021, relating to our audit of the consolidated financial statements of Sharing Economy International Inc. and its subsidiaries for the years ended December 31, 2020 and 2019.

We also consent to the reference to us under the caption “Interest of Named Experts and Counsel” in the Registration Statement.

/s/ Audit Alliance LLP

Audit Alliance LLP

Singapore

October 26, 2021